                                                                     Exhibit 2.1


                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                  HARMONIC INC.
                                  WITH AND INTO
                            HARMONIC LIGHTWAVES, INC.

      (PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE)


     HARMONIC LIGHTWAVES, INC., a Delaware corporation (the "Corporation"), does hereby certify:

     FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of the capital stock of HARMONIC INC., a Delaware corporation ("Harmonic Sub").

     THIRD: That the Corporation, by following the resolutions of its Board of Directors, duly adopted on the 16th day of March, 1999, determined to merge Harmonic Sub with and into the Corporation on the conditions set forth in such resolutions:

     RESOLVED, that the Corporation merge Harmonic Sub with and into the Corporation and assume all of said subsidiary's liabilities and obligations, effective March 22, 1999; and be it further

     RESOLVED, that upon the effective date of the merger, the name of the Corporation shall be changed to "Harmonic Inc."; and be it further

     RESOLVED, that the President or Chief Financial Officer, and the Secretary or any Assistant Secretary, of the Corporation be, and they hereby are directed to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Harmonic Sub with and into the Corporation and to change the Corporation's name to Harmonic Inc. and to assume Harmonic Sub's liabilities and obligations and to file the same in the Office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of New Castle County; and be it further

     RESOLVED, that the officers of the Corporation be, and they hereby are, severally and not jointly, authorized and directed to provide all notices, execute all documents, make all filings and take all actions as any of them may deem to be necessary or appropriate in connection with the carrying out of the purposes of the foregoing resolutions.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed to this Certificate to be assigned by its authorized officers this 22nd day of March, 1999.


[Seal]                                 HARMONIC LIGHTWAVES, INC.


                                       By: /s/ Anthony J. Ley
                                           -------------------------------------
                                           Anthony J. Ley,
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer


ATTEST:


By: /s/ Robin N. Dickson
    ---------------------------
    Robin N. Dickson,
    Chief Financial Officer

                                       2